WAYNE SAVINGS BANCSHARES, INC. ANNOUNCES STOCK REPURCHASE PROGRAM	Exhibit 99 NASDAQ SYMBOL: WAYN RELEASE DATE: JUNE 6, 2005 CONTACT PERSON: CHARLES F. FINN CHAIRMAN AND CEO MICHAEL C. ANDERSON EVP/CFO (330) 264-5767

FOR IMMEDIATE RELEASE

        WOOSTER, OHIO – Wayne Savings Bancshares, Inc., has completed the 5% stock repurchase program, which was authorized by the Board of Directors on August 26, 2004 and announced on September 2, 2004. The completion of the program resulted in the repurchase of 185,491 shares.

        Today, Wayne Savings Bancshares, Inc., is further announcing that the Board of Directors, on June 3, 2005, authorized a new program for the repurchase of 352,433, or 10% of the Company’s outstanding shares of common stock. Stock repurchases will be made from time to time as market conditions warrant, unsolicited negotiated transactions, or in such other manner deemed appropriate by management.

        At March 31, 2005, total assets of Wayne Savings Bancshares, Inc., amounted to $403.4 million, deposits totaled $320.6 million, and stockholders’ equity amounted to $40.2 million, resulting in a capital-to-asset ratio of 9.96%. Established in 1899, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking offices in Wayne, Holmes, Ashland, Medina, and Stark Counties, Ohio.

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